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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 6, 1998 relating to the September 30, 1998 financial statements and financial highlights of Morgan Stanley Dean Witter Income Builder Fund (the "Fund"), formerly Dean Witter Income Builder Fund, appearing in the September 30, 1998 Annual Report to Shareholders of Morgan Stanley Dean Witter Income Builder Fund, which is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated November 25, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated November 25, 1998 which is incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information; constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated March 13, 1998 relating to January 31, 1998 financial statements and financial highlights of TCW/DW Income and Growth Fund (the "Fund"), our report dated March 12, 1999 appearing in the January 31, 1999 Annual Report to Shareholders of the Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated March 31, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated March 31, 1998, which is incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 5, 1999